Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2007, in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-140694) and related Prospectus of Insulet Corporation for the Registration of its shares of common stock.
/s/ Ernst & Young LLP
Boston, Massachusetts
April 3, 2007